UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2014

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 38th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Liquid Holdings Group, Inc. (the “Company”) held its annual meeting of stockholders on May 21 2014, in New York, New York. The Company’s stockholders voted on the following two proposals at the annual meeting. The number of votes cast for and against each proposal and the number of withheld votes, abstentions and broker non-votes are set forth below.

Proposal 1. Election of Directors.

The stockholders elected the following three individuals to the Company’s Board of Directors, each to serve a three-year term, and until their successors are duly elected and qualified, subject to earlier resignation or removal. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Thomas R. Ross	16,902,265	364,269	2,185,420
Victor R. Simone, Jr.	15,035,799	2,230,735	2,185,420
Brian M. Storms	15,337,984	1,928,550	2,185,420

Proposal 2. Ratification of Appointment of Independent Auditors.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results were as follows:

For	Against	Abstain
19,087,729	59,348	304,877

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC. (Registrant)
Date: May 27, 2014
	By:	/s/ Kenneth Shifrin
		Name:	Ken Shifrin
		Title:	Chief Financial Officer